Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS GROWTH IN NET INCOME, LOANS

AND DEPOSITS FOR SECOND QUARTER

Quarterly Net Income Up 275% Year over Year to $1.1 Million

Net Loans Increase 12.6% Year over Year to $631.2 Million

Cash Dividend Increased 25%

HOPKINSVILLE, Ky. (July 27, 2017) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported growth in loans and deposits at June 30, 2017 as well as significant growth in net income in the three and six month periods ended June 30, 2017. For the three month period ended June 30, 2017, net income rose 275.0% to $1.1 million, or $0.18 per share, as compared to the three month period ended June 30, 2016. At June 30, 2017, loans rose 12.6% to $631.2 million and deposits were up 6.6% to $745.9 million as compared to June 30, 2016. For the six month period ended June 30, 2017, net income rose 155.4% to $2.1 million, or $0.33 per share, compared to $813,000, or $0.13 per share, for the six month period ended June 30, 2016.

Commenting on the second quarter results, John E. Peck, President and Chief Executive Officer, said, “HopFed’s earnings rose significantly in the second quarter based on loan growth, improved margins and our program to manage non-interest expenses. We continued to make progress in growing HopFed’s earnings since last year and expect to show solid growth in 2017 compared to last year.

Our Board of Directors recently approved a 25% increase in our quarterly cash dividend to $0.05 per share. We believe the increased dividend highlights our improved profitability and our Board’s positive outlook for the future of HopFed.” The cash dividend is payable on July 27, 2017 to shareholders of record on July 7, 2017.

Financial Highlights

•	Net income rose 275.0% to $1,141,000 in the second quarter of 2017 compared to $304,000 in the second quarter of 2016. Net income per diluted share rose 260.0% to $0.18 in the second quarter of 2017 compared to $0.05 in the second quarter of 2016. The growth in net income benefited from higher net interest income, a lower provision for loan losses and lower non-interest expenses.

•	Loans receivable rose 12.6% to $631.2 million at June 30, 2017, compared to $560.8 million at June 30, 2016. Loan growth benefited from solid production from the Company’s loan production office in Nashville, Tennessee. At June 30, 2017, total loans originated and outstanding in the Nashville loan production office was $61.5 million, compared to $23.3 million at June 30, 2016.

•	Total deposits rose 6.6% to $745.9 million at June 30, 2017, compared to $699.6 million at June 30, 2016. Non-interest bearing deposits rose 8.6% to $132.3 million, NOW accounts rose 13.5% to $216.3 million and other time deposits increased 4.4% to $299.1 million compared to June 30, 2016.

•	At June 30, 2017, the Company’s tangible book value rose to $14.23 per share and tangible common equity ratio was 9.73%. The Company’s tangible book value and common equity ratio computations do not include 476,862 unallocated shares of common stock held by the Company’s ESOP.

-MORE-

HFBC Reports Second Quarter Results

July 27, 2017

Financial Highlights (continued)

•	Loan quality improved in the second quarter in 2017. Non-accruing loans declined 25.5% to $8.6 million, or 1.34% of total loans, at June 30, 2017, compared to $11.5 million, or 2.03% of total loans, at June 30, 2016. Loans classified as substandard were down 34.1% to $24.8 million at June 30, 2017, compared to $37.6 million at June 30, 2016. For the three and six month periods ended June 30, 2017, recoveries exceeded charge offs by $958,000 and $719,000, respectively. The Company’s provision for loan loss expense declined to $59,000 in the second quarter of 2017 compared to $465,000 in the second quarter of 2016, reflecting the overall improvement in asset quality and higher level of loan loss recoveries.

•	The Company’s tax equivalent net interest margin rose 11 basis points to 3.39% for the second quarter of 2017 compared to 3.28% for the second quarter of 2016. The growth in net interest margin benefited from a 4.1% increase in average earning assets and an 18 basis point increase in average rates on interest earning assets compared to the second quarter of 2016. Average rates on interest bearing liabilities increased only 7 basis points since the second quarter of last year.

•	The Company continued our efforts to reduce our non-interest expenses. For the three month period ended June 30, 2017, non-interest expense declined 4.9%, to $7.2 million, as compared to $7.6 million in the three month period ended June 30, 2016.

•	The Company continued to repurchase its treasury shares as part of the Board approved share repurchase program. For the three and six month periods ended June 30, 2017, the Company purchased 438 shares and 1,131 shares of its common stock, respectively, at a weighted average price of $12.72 per share and $12.64 per share, respectively. At June 30, 2017, the Company held 1,247,267 shares in treasury stock with a weighted average cost of $12.32 per share. The Company may purchase an additional 91,419 additional shares of treasury stock under its current repurchase program.

Net Interest Income

For the six month period ended June 30, 2017, the Company’s net interest income was $13.7 million, compared to $13.1 million for the six month period ended June 30, 2016. For the three month period ended June 30, 2017, the Company’s net interest income was $7.0 million, compared to $6.8 million for the three month period ended March 31, 2017, and $6.4 million for the three month period ended June 30, 2016, respectively. The Company continues to reduce the average balances of our investment portfolio and deploy these funds into higher yielding loans.

The Company’s improved level of net interest income compared to last year was largely the result of an increase in the average balance in loans. For the six month period ended June 30, 2017, the average balance of loans was $618.4 million with a weighted average yield of 4.44% compared to $556.6 million with a weighted average yield of 4.53% for the same period in 2016. For the three month period ended June 30, 2017, the average balance of loans was $622.6 million with a weighted average yield of 4.48% compared to $555.1 million with a weighted average yield of 4.43% in the second quarter of 2016.

For the six month period ended June 30, 2017, the average balance of taxable securities available for sale was $177.0 million with an average yield of 2.57% compared to $199.1 million with an average yield of 2.46% for the first six months of 2016. For the six month period ended June 30, 2017, the average balance of tax free securities available for sale was $33.4 million with a weighted average tax equivalent yield of 5.04% compared to $41.2 million with a weighted average tax equivalent yield of 5.03% for the first six months of 2016.

For the three month period ended June 30, 2017, the average balance of taxable securities available for sale was $177.3 million with a weighted average yield of 2.61% compared to $200.5 million with an average yield of 2.39% for the three month period ended June 30, 2016. The average balance of tax free securities available for sale was $32.9 million with a weighted average tax equivalent yield of 5.09% for the three month period ended June 30, 2017 compared to $40.3 million with a weighted average tax equivalent yield of 5.05% for the three month period ended June 30, 2016.

-MORE-

HFBC Reports Second Quarter Results

July 27, 2017

Net Interest Income (continued)

Interest expense for the six month period ended June 30, 2017, was $2.9 million compared to $2.7 million for the six month period ended June 30, 2016. The average cost of interest bearing liabilities was 0.83% and 0.80% for the six month periods ended June 30, 2017 and June 30, 2016, respectively. The average balance of interest bearing liabilities for the six month periods ended June 30, 2017 and June 30, 2016 were $689.9 million and $667.0 million, respectively. For the six month periods ended June 30, 2017 and June 30, 2016, the Company’s tax equivalent net interest margin was 3.35% and 3.34%, respectively.

Interest expense was $1.5 million for the three month period ended June 30, 2017, compared to $1.4 million in the three month period ended March 31, 2017, and $1.3 million for the three month period ended June 30, 2016. For the three month periods ending June 30, 2017, March 31, 2017 and June 30, 2016, the average cost of interest bearing liabilities was 0.84%, 0.81% and 0.77%, respectively. The average balance of interest bearing liabilities for the three month periods ended June 30, 2017, March 31, 2017 and June 30, 2016 were $689.2 million, $690.7 million and $655.4 million, respectively. For the three month periods ended June 30, 2017, March 31, 2017 and June 30, 2016, the Company’s tax equivalent net interest margin was 3.39%, 3.31% and 3.28%, respectively.

Non-interest Income

Non-interest income for the six month period ended June 30, 2017, was $4.1 million, compared to $4.0 million for the six month period ended June 30, 2016. For the six month period ended June 30, 2017, service charge income was $1.6 million, compared to $1.4 million for the six month period ended June 30, 2016. The improvement in service charge income is the result of a change made to the Company’s consumer transaction deposit product offerings. For the six month period ended June 30, 2017, income from bank owned life insurance was $307,000, compared to $161,000 for the six month period ended June 30, 2016, due to the payment of a death benefit in March 2017. For the six month period ended June 30, 2017, other income was $691,000, an increase of $312,000 compared to the six month period ended June 30, 2016. The increase in other income was the result of a one-time bonus paid for a marketing agreement with a vendor. In the six month period ended June 30, 2017, the Company experienced declines in mortgage origination income and gains on the sale of securities of $191,000 and $327,000 compared to the six month period ended June 30, 2016, due largely to an increase in market interest rates.

Non-interest income for the three month period ended June 30, 2017, was $1.8 million compared to $2.3 million for the three month period ended March 31, 2017, and $2.0 million for the three month period ended June 30, 2016.

For the three month period ended June 30, 2017, service charge income was $800,000 compared to $804,000 for the three month period ended March 31, 2017, and $698,000 for the three month period ended June 30, 2016.

For the three month period ended June 30, 2017, the Company’s income on the origination of mortgage loans was $278,000 compared to $334,000 for the three month period ended March 31, 2017, and $435,000 for the three month period ended June 30, 2016. The Company recognized net gains on the sale of securities of $14,000, $2,000 and $52,000 for the three month periods ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively. The decline in security gains is the result of higher interest rates and modest growth in the Company’s deposit balances.

-MORE-

HFBC Reports Second Quarter Results

July 27, 2017

Non-interest Expense

For the six month period ended June 30, 2017, non-interest expenses were $14.9 million, representing a decline of $370,000 compared to the six month period ended June 30, 2016. For the six month period ended June 30, 2017, the Company’s salary and benefit expense was $8.2 million, an increase of $324,000 compared to the six month period ended June 30, 2016. The increase in salary and benefit expense is the result of higher costs associated with employee medical insurance and an increase in salaries due to bonuses paid to commercial loan officers who exceeded production goals. For the six month period ended June 30, 2017, professional services expense was $812,000, an increase of $172,000 compared to the six month period ended June 30, 2016. The increase in professional services expense was due largely to higher legal fees associated with a shareholder demand letter and shareholder lawsuit. For the six month period ended June 30, 2017, foreclosure expenses were $114,000, representing a decline of $155,000 compared to the six month period ended June 30, 2017. For the six month period ended June 30, 2017, other operating expenses were $1.8 million compared to $2.3 million for the six month period ended June 30, 2016.

For the three month period ended June 30, 2017, total non-interest expenses were $7.2 million, compared to $7.6 for the three month period ended June 30, 2016. For the three month period ended June 30, 2017, the Company’s salaries and benefits expense was $4.0 million, compared to $3.9 million for the three month period ended June 30, 2016. The Company’s reduced balances in foreclosed assets have resulted in lower levels of expenses and losses of $6,000 in the three month period ended June 30, 2017, compared to $201,000 for the three month period ended June 30, 2016.

On a linked quarter basis, non-interest expenses declined by $456,000. On a linked quarter basis, the Company’s salary and benefit expense declined by $259,000 largely as the result of reduced vacation accruals and lower levels of payroll taxes. On a linked quarter basis, foreclosed assets expense declined by $102,000 and data processing expenses declined by $218,000 due to a one-time reimbursement of previously paid expenses.

Balance Sheet

At June 30, 2017, consolidated assets rose 5.8% to $912.1 million, an increase of $50.4 million compared to June 30, 2016. For the six month period ended June 30, 2017, the Company experienced a $6.0 million increase in time deposits, a $740,000 decline in cash balances, and a $27.0 million increase in net loan balances. For the six month period ended June 30, 2017, the Company’s non-interest bearing and interest bearing checking accounts increased by $1.2 million and $6.9 million, respectively.

The Bank’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at June 30, 2017, were 10.36%, 14.59% and 15.73, respectively. The Company’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at June 30, 2017, were 10.41%, 14.97% and 16.11%, respectively. All of the capital ratios were significantly above the highest regulatory rating of “well capitalized.”

-MORE-

HFBC Reports Second Quarter Results

July 27, 2017

Asset Quality

For the three and six month periods ended June 30, 2017, loan recoveries exceeded charge offs by $958,000 and $719,000, respectively. For the six month period ended June 30, 2017, the Company’s annualized net recoveries ratio was 0.23% of average loans. A summary of non-accrual loans at June 30, 2017 and December 31, 2016, is as follows:

	June 30, 2017	December 31, 2016
	(Dollars in Thousands)
One-to-four family mortgages	$261	270
Home equity line of credit	402	402
Land	6,730	7,675
Farmland	455	—
Non-residential real estate	207	208
Consumer loans	3	3
Commercial loans	521	516

Total non-accrual loans	8,579	9,074

Non-accrual loans / Total loans	0.0134	0.0149

At June 30, 2017, the Company’s level of loans classified as substandard was $24.8 million compared to $29.3 million at December 31, 2016. At June 30, 2017, the Company’s classified loans to risk based capital ratio was 24.9%. The Company’s specific reserve for impaired loans was $979,000 at June 30, 2017 and $1,148,000 at December 31, 2016. A summary of the level of classified loans at June 30, 2017, is as follows:

						Specific	Allowance
		Special	Impaired Loans			Allowance for	For Loans
	Pass	Mention	Substandard	Doubtful	Total	Impairment	Not Impaired
	(Dollars in Thousands)
One-to-four family mortgages	$161,055	53	959	—	162,067	—	1,301
Home equity line of credit	35,289	—	562	—	35,851	—	345
Junior liens	1,437	27	8	—	1,472	—	11
Multi-family	36,765	—	1,858	—	38,623	—	604
Construction	25,033	—	—	—	25,033	—	226
Land	12,398	429	7,222	—	20,049	561	318
Farmland	37,402	478	1,695	—	39,575	69	648
Non-residential real estate	205,435	1,505	10,109	—	217,049	2	1,397
Consumer loans	8,119	—	160	—	8,279	37	136
Commercial loans	87,906	716	2,235	—	90,857	310	1,215

Total	$610,839	3,208	24,808	—	$638,855	979	6,201

-MORE-

HFBC Reports Second Quarter Results

July 27, 2017

Foreclosed Assets

A summary of the activity in foreclosed assets for the six month period ended June 30, 2017, is as follows:

		Activity During 2017
	Balance			Reduction	Gain (Loss)	Balance
	December 31, 2016	Foreclosure	Sales	in Values	on Sale	June 30, 2017
	(Dollars in Thousands)
One-to-four family mortgages	$135	125	(84)	—	14	$190
HELOC	28	—	—	(10)	—	18
Multi-family	1,775	—	(552)	—	(23)	1,200
Non-residential real estate	459	43	(500)	—	(2)	—

Total	$2,397	168	(1,136)	(10)	(11)	$1,408

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. (“Heritage Bank”), a Kentucky state chartered commercial bank. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Nashville, Tennessee and Brentwood, Tennessee. The Company offers a broad line of financial services and products with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and due from banks	$20,208	21,779
Interest bearing deposits in banks	4,801	3,970

Cash and cash equivalents	25,009	25,749
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	205,363	209,480
Loans held for sale	2,386	1,094
Loans receivable, net of allowance for loan losses of $7,180 at June 30, 2017, and $6,112 at December 31, 2016	631,242	604,286
Accrued interest receivable	3,332	3,799
Foreclosed assets, net	1,408	2,397
Bank owned life insurance	10,192	10,662
Premises and equipment, net	23,097	23,461
Deferred tax assets	3,025	3,052
Other assets	2,645	3,078

Total assets	912,127	891,486

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$132,305	131,145
Interest-bearing accounts
NOW accounts	216,256	209,347
Savings and money market accounts	98,270	99,312
Other time deposits	299,113	293,078

Total deposits	745,944	732,882

Advances from Federal Home Loan Bank	21,000	11,000
Repurchase agreements	41,820	47,655
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	984	766
Accrued expenses and other liabilities	3,278	2,445

Total liabilities	823,336	805,058

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Consolidated Balance Sheets, Continued

(Dollars in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued or outstanding at June 30, 2017, and December 31, 2016	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,964,076 issued and 6,716,809 outstanding at June 30, 2017, and 7,963,378 issued and 6,717,242 outstanding at December 31, 2016	80	80
Additional paid-in-capital	58,750	58,660
Retained earnings	50,552	49,035
Treasury stock, at cost (1,247,267 shares at June 30, 2017, and 1,246,136 shares at December 31, 2016)	(15,361)	(15,347)
Unearned ESOP Shares, at cost (476,862 at June 30, 2017, and 498,346 shares at December 31, 2016)	(6,269)	(6,548)
Accumulated other comprehensive income	1,039	548

Total stockholders’ equity	88,791	86,428

Total liabilities and stockholders’ equity	$912,127	891,486

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

(Unaudited)

	For the Three Month Periods		For the Six Month Periods
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Interest and dividend income:
Loans	6,963	6,141	13,699	12,606
Taxable securities available for sale	1,155	1,198	2,273	2,445
Nontaxable securities available for sale	280	340	563	693
Interest-bearing deposits	21	12	44	28

Total interest and dividend income	8,419	7,691	16,579	15,772

Interest expense:
Deposits	1,197	1,007	2,364	2,102
FHLB borrowings	30	28	62	101
Repurchase agreements	119	139	222	282
Subordinated debentures	108	94	212	188

Total interest expense	1,454	1,268	2,860	2,673

Net interest income	6,965	6,423	13,719	13,099
Provision for loan losses	59	465	350	923

Net interest income after provision for loan losses	6,906	5,958	13,369	12,176

Non-interest income:
Service charges	800	698	1,604	1,375
Merchant card	315	314	617	605
Mortgage origination revenue	278	435	612	803
Gain on sale of investments	14	52	16	343
Income from bank owned life insurance	72	77	307	161
Income from financial services	145	191	285	324
Other operating income	212	203	691	379

Total non-interest income	1,836	1,970	4,132	3,990

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2017	2016	2017	2016
Non-interest expenses:
Salaries and benefits	3,977	3,901	8,213	7,889
Occupancy	729	801	1,504	1,588
Data processing	546	704	1,310	1,431
State deposit tax	200	247	431	495
Professional services	464	305	812	640
Advertising	368	371	749	691
Foreclosure, net	6	201	114	269
Loss on sale of asset	3	—	3	—
Other	940	1,079	1,786	2,289

Total non-interest expense	7,233	7,609	14,922	15,292

Income before income tax expense	1,509	319	2,579	874
Income tax expense	368	15	503	61

Net income	1,141	304	2,076	813

Net income per share:
Basic	$0.18	$0.05	$0.33	$0.13

Diluted	$0.18	$0.05	$0.33	$0.13

Dividend per share	$0.05	$0.04	$0.09	$0.08

Weighted average shares outstanding - basic	6,228,894	6,232,457	6,223,802	6,265,106

Weighted average shares outstanding - diluted	6,228,894	6,232,457	6,223,802	6,265,106

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	For the three-months ended
			Change from
	06/30/17	03/31/17	Prior Quarter
Interest and dividend income:
Loans	$6,963	6,736	227
Taxable securities available for sale	1,155	1,118	37
Nontaxable securities available for sale	280	283	(3)
Interest-bearing deposits	21	23	(2)

Total interest and dividend income	8,419	8,160	259

Interest expense:
Deposits	1,197	1,167	30
FHLB borrowings	30	32	(2)
Repurchase agreements	119	103	16
Subordinated debentures	108	104	4

Total interest expense	1,454	1,406	48

Net interest income	6,965	6,754	211
Provision for loan losses	59	291	(232)

Net interest income after provision for loan losses	6,906	6,463	443

Non-interest income:
Service charges	800	804	(4)
Merchant card	315	302	13
Mortgage origination income	278	334	(56)
Gain on sale of investments	14	2	12
Income from bank owned life insurance	72	235	(163)
Income from financial services	145	140	5
Other operating income	212	479	(267)

Total non-interest income	1,836	2,296	(460)

This information is preliminary and based on company data available at the time of the presentation

-MORE-

HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the three-months ended
	6/30/17	3/31/17	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,977	4,236	(259)
Occupancy	729	775	(46)
Data processing	546	764	(218)
State deposit tax	200	231	(31)
Professional services	464	348	116
Advertising	368	381	(13)
Foreclosure, net	6	108	(102)
Loss on sale of asset	3	—	3
Other	940	846	94

Total non-interest expense	7,233	7,689	(456)

Income before income tax expense	1,509	1,070	439
Income tax expense	368	135	233

Net income	$1,141	935	206

Net income per share
Basic	$0.18	$0.15	$0.03

Diluted	$0.18	$0.15	$0.03

Dividend per share	$0.05	$0.04	$0.01

Weighted average shares outstanding - basic	6,228,894	6,218,706

Weighted average shares outstanding - diluted	6,228,894	6,218,706

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the six month periods ended June 30, 2017 and June 30, 2016, by $279,000 and $344,000, respectively; for a tax equivalent rate using a cost of funds rate of 0.83% for the three month period ended June 30, 2017, and 0.80% for the six month period ended June 30, 2016. The table adjusts tax-free loan income by $21,000 for the six month period ended June 30, 2017, and $13,000 for the three month period ended June 30, 2016, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2017	Income and Expense 6/30/2017	Average Rates 6/30/2017	Average Balance 6/30/2016	Income and Expense 6/30/2016	Average Rates 6/30/2016
	(Table Amounts in Thousands, Except Percentages)
Loans receivable, net	$618,430	13,720	4.44%	$556,562	12,619	4.53%
Taxable securities AFS	177,044	2,273	2.57%	199,129	2,445	2.46%
Non-taxable securities AFS	33,391	842	5.04%	41,202	1,037	5.03%
Other interest bearing deposits	7,565	44	1.16%	9,508	28	0.59%

Total interest earning assets	836,430	16,879	4.04%	806,401	16,129	4.00%

Other assets	73,072			77,219

Total assets	$909,502			$883,620

Retail time deposits	$258,518	1,342	1.04%	$258,776	1,218	0.94%
Brokered deposits	47,461	280	1.18%	34,478	187	1.08%
Interest bearing checking	221,580	660	0.60%	209,810	610	0.58%
Saving / MMDA	99,294	82	0.17%	98,223	87	0.18%
Borrowings	12,298	62	1.01%	12,297	101	1.64%
Repurchase agreements	40,482	222	1.10%	43,127	282	1.31%
Subordinated debentures	10,310	212	4.11%	10,310	188	3.65%

Total interest bearing liabilities	689,943	2,860	0.83%	667,021	2,673	0.80%

Non-interest bearing deposits	127,447			124,379
Other liabilities	3,987			3,270
Stockholders’ equity	88,125			88,950

Total liabilities and stockholders’ equity	$909,502			$883,620

Net interest income		$14,019			$13,456

Net interest spread			3.21%			3.20%

Net interest margin			3.35%			3.34%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 27, 2017

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended June 30, 2017 and June 30, 2016, by $139,000 and $169,000, respectively; for a tax equivalent rate using a cost of funds rate of 0.84% for the three month period ended June 30, 2017, and 0.77% for the three month period ended June 30, 2016. The table adjusts tax-free loan income by $12,000 for the three month period ended June 30, 2017, and $6,000 for the three month period ended June 30, 2016, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2017	Income and Expense 6/30/2017	Average Rates 6/30/2017	Average Balance 6/30/2016	Income and Expense 6/30/2016	Average Rates 6/30/2016
	(Table Amounts in Thousands, Except Percentages)
Loans receivable, net	$622,606	6,975	4.48%	$555,147	6,147	4.43%
Taxable securities AFS	177,260	1,155	2.61%	200,496	1,198	2.39%
Non-taxable securities AFS	32,919	419	5.09%	40,306	509	5.05%
Other interest bearing deposits	5,888	21	1.43%	9,525	12	0.50%

Total interest earning assets	838,673	8,570	4.09%	805,474	7,866	3.91%

Other assets	70,359			67,697

Total assets	$909,032			$873,171

Retail time deposits	$257,956	678	1.05%	$253,244	578	0.91%
Brokered deposits	48,866	145	1.19%	32,971	88	1.07%
Interest bearing checking	223,444	334	0.60%	206,284	299	0.58%
Saving / MMDA	98,317	40	0.16%	99,054	42	0.17%
Borrowings	11,176	30	1.07%	11,000	28	1.02%
Repurchase agreements	39,138	119	1.22%	42,510	139	1.31%
Subordinated debentures	10,310	108	4.19%	10,310	94	3.65%

Total interest bearing liabilities	689,207	1,454	0.84%	655,373	1,268	0.77%

Non-interest bearing deposits	128,078			125,833
Other liabilities	3,915			3,302
Stockholders’ equity	87,832			88,663

Total liabilities and stockholders’ equity	$909,032			$873,171

Net interest income		$7,116			$6,598

Net interest spread			3.25%			3.14%

Net interest margin			3.39%			3.28%

This information is preliminary and based on company data available at the time of the presentation.

-END-